UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/13/2007

Kreisler Manufacturing Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4036

Delaware	22-1047792
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

180 Van Riper Avenue, Elmwood Park, NJ 07407
(Address of principal executive offices, including zip code)

201-791-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 13, 2007, Kreisler Manufacturing Corporation (the "Company") adopted a Board of Directors Compensation Plan. Members of the Board of Directors of the Company who are not employees of, or consultants to, the Company will be compensated in accordance with the Compensation Plan which is summarized in the following paragraph.

The Board of Directors annual fee is $10,000. The Chair of the Audit Committee will be paid $5,000 per year. Each of the Chair of the Compensation Committee and the Nominating and Corporate Governance Committee will be paid $2,500 per year. Each member of the Board of Directors will be paid $750 for each meeting attended in-person and $250 for each meeting attended telephonically, up to an annual maximum of $3,500.

A copy of the Board of Directors Compensation Plan is attached hereto as Exhibit 10.1.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2007, Richard T. Swope was elected by the Board of Directors of the Company as a director. The Board of Directors of the Company has determined that Mr. Swope is independent under the applicable NASDAQ Marketplace Rules. Mr. Swope is elected a member of the Audit, Compensation and Nominating and Corporate Governance Committees. In his position as a director of the Company, Mr. Swope will be compensated in accordance with the Board of Directors Compensation Plan attached hereto as Exhibit 10.1. Mr. Swope was also awarded an option to purchase 8,000 shares of the Company's common stock under the Company's 1997 Stock Option Plan at an exercise price of $10.83 per share. The option vests in three equal annual installments beginning on February 13, 2008 and expires February 12, 2017. A copy of the press release regarding Mr. Swope's election is attached hereto as Exhibit 99.1.

On February 13, 2007, the Compensation Committee of the Board of Directors of the Company recommended and the Board of Directors approved an increase in salary compensation for each of Michael D. Stern, Co-President and Chief Executive Officer and Edward A. Stern, Co-President, Chief Financial Officer, Secretary and Treasurer of the Company from $137,500 per year to $150,000 per year effective on February 25, 2007.

On February 13, 2007, Michael D. Stern and Edward A. Stern were each awarded an option to purchase 21,000 shares of the Company's common stock under the Company's 1997 Stock Option Plan, at an exercise price of $10.83 per share. The option vests in three equal annual installments beginning on February 13, 2008 and expires February 12, 2017.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

10.1 Board of Directors Compensation Plan

99.1 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreisler Manufacturing Corporation

Date: February 16, 2007	By:	/s/ Edward A. Stern
Edward A. Stern
Co-President, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit No.	Description
EX-10.1	Board of Directors Compensation Plan
EX-99.1	Press Release